EXHIBIT 5





                                                                   June 30, 1995


                                Witco Corporation
                         Form S-8 Registration Statement


          Dear Sirs:

               We have acted as counsel for Witco Corporation, a Delaware Corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,600,000 shares of Common Stock, par value $5.00 per share, of the Company (the "Common Stock"), which may be issued pursuant to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries (the "Plan").

               In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

               Based upon the foregoing, we are of opinion that the Common Stock is validly authorized and, when issued under the Plan in accordance with the terms thereof for consideration having a value not less than the par value thereof, will be legally issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                                      Very truly yours,

                                                      CRAVATH, SWAINE & MOORE

         Dustan McCoy, Esq.
               Witco Corporation
                    One American Lane
                         Greenwich, CT  06831-2559